DC-08

F000818000575

CERTIFICATE OF INCORPORATION

OF

HUDSON VALLEY GAS CORPORATION

Pursuant to Section 3 of the Transportation Corporations Law

The undersigned, a natural person at least eighteen years of age, for the purpose of forming a corporation pursuant to Section 3 of the Transportation Corporations Law of the State of New York (the "Transportation Corporations Law"), does hereby certify as follows:

I.

The name of the corporation is Hudson Valley Gas Corporation.

II.

The Corporation shall be a gas corporation.

III.

The purposes for which the corporation is formed are to construct and operate a gas utility. The corporation is not formed to engage in any act or activity requiring the approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

IV.

The office of the corporation in the State of New York is to be located in the County of Rockland.

V.

The Corporation will carry on its operations in Rockland County, New York.

VI.

The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) Common Shares of the par value of One Dollar ($1.00) each.

VII.

The shares of Common Stock shall have unlimited voting rights and shall be entitled to receive all of the net assets of the Corporation upon dissolution or liquidation.

VIII.

The Corporation shall have perpetual duration.

IX.

The Secretary of State of the State of New York is hereby designated the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her as agent of the corporation is: 400 Rella Boulevard, Suite 157, Suffern, New York 10901.

X.

Shareholders of the corporation shall have no preemptive rights.

XI.

The corporation shall indemnify, to the fullest extent authorized by the Business Corporation Law, any present or former director, officer, or personal representative thereof, who is made (or threatened to be made) a party to any civil or criminal action or proceeding by reason of the fact that he or she, his or her testator or intestate:

(a) is or was a director or officer of the corporation; or

(b) served, at the request of the corporation, any other enterprise (including, but not limited to, any corporation, partnership, limited liability company, joint venture, trust or employee benefit plan). This indemnification shall indemnify said persons against judgments, fines (including excise taxes assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement, and reasonable expenses (including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein).

For purposes of this Article XI, the corporation shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any such person, his or her testator or intestate, may be entitled apart from this provision.

XII.

No director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, unless a judgment or other final adjudication adverse to such director establishes (i) that his or her acts or omissions were in bad faith, involved intentional misconduct, or involved a knowing violation of law; (ii) that he or she personally gained in fact a financial profit or other advantage to which such director was not legally entitled; or (iii) that he or she violated Section 719 of the Business Corporation Law.

If, after the filing of this certificate of incorporation, the law of the State of New York is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the law of the State of New York, as so amended.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Incorporation this 17th day of August, 2000, and affirms that the statements contained herein as true under penalties of perjury.

Elizabeth B. Chandler

Elizabeth B. Chandler, Incorporator
900 Ashwood Parkway, Suite 500
Atlanta, Georgia 30338

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